Docusign Envelope ID: C06827BF-8E70-40AD-9501-BD1090D39AB8

BlackBerry

PRIVATE & CONFIDENTIAL

September 6, 2024

Tim Foote

Dear Tim,

This will confirm that, in connection with the continuation of your employment with BlackBerry Corporation ("BlackBerry"), you have agreed to the following amendments to the terms and conditions of your employment agreement with BlackBerry effective as of July 29, 2024 (the "Agreement"), which amendments are effective as of September 1, 2024.

The first paragraph of Section 4.4 of the Agreement is hereby deleted and replaced in its entirety by the following new language:

4.4 Termination Before or Following Change of Control – In the event your employment is terminated by BlackBerry or its successor, without Just Cause or in the event you terminate your employment for Good Reason, in each case, within twenty-four (24) months immediately following the date of a Change of Control (as defined in paragraph 4.5(d) below) or during the period preceding the effective date of a Change of Control but after which BlackBerry has commenced negotiations with a potential acquirer (the "Acquiror"), which negotiations result in a Change of Control with the Acquiror or any person or entity affiliated therewith, then in lieu of the payments and benefits in subsection 4.3, you will be entitled to the following severance benefits, subject to your signing and non-revocation of the Release Agreement:

All other terms and conditions of the Agreement continue to govern your employment.

I would ask you to acknowledge by your signature below that the foregoing is a mutually agreeable amendment to the terms and conditions of your employment.

(Signature Page Follows This Page)

BlackBerry Corporation
5030 Riverside Drive, Building 2, Suite 200, Irving, Texas, 75039, tel: +1-877-255-2377

Trademarks, including but not limited to BLACKBERRY, EMBLEM Design, BBM and BES are the trademarks or registered trademarks of BlackBerry Limited, used under license, and the exclusive rights to such trademarks are expressly reserved.

Docusign Envelope ID: C06827BF-8E70-40AD-9501-BD1090D39AB8

2. T. Foote 09/06/2024

Thank you for your ongoing commitment to BlackBerry.

Sincerely,

BLACKBERRY CORPORATION

Per: ______________________________
John Giamatteo
Chief Executive Officer of BlackBerry Limited and President, Cybersecurity

I confirm my acceptance of the terms and conditions set out above.

Signed: DocuSigned by: Tim Foote 28ABA72363B44C1... ______________________ Date: September 20, 2024
Tim Foote

BlackBerry Corporation
5030 Riverside Drive, Building 2, Suite 200, Irving, Texas, 75039, tel: +1-877-255-2377

Trademarks, including but not limited to BLACKBERRY, EMBLEM Design, BBM and BES are the trademarks or registered trademarks of BlackBerry Limited, used under license, and the exclusive rights to such trademarks are expressly reserved.